Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Telluride Holdco, Inc. of our report dated July 28, 2021 relating to the financial statements of TeraWulf, Inc., appearing in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Boston, MA

July 30, 2021